                                  Exhibit 99.2

                           JOINT FILERS' SIGNATURES

R/C ENERGY IV DIRECT PARTNERSHIP, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner
By: R/C ENERGY GP IV, LLC, its general partner

By: /s/ Thomas Walker                           Date: January 19, 2018
    ------------------------------
    Name:  Thomas Walker
    Title: Authorized Person

R/C IV LIBERTY HOLDINGS, L.P.

By:  Riverstone/Carlyle Energy Partners IV, L.P., its general partner
By:  R/C ENERGY GP IV, LLC, its general partner

By: /s/ Thomas Walker                           Date: January 19, 2018
    ------------------------------
    Name:  Thomas Walker
    Title: Authorized Person

R/C ENERGY GP IV, LLC

By: /s/ Thomas Walker                           Date: January 19, 2018
    ------------------------------
    Name:  Thomas Walker
    Title: Authorized Person